Exhibit 10.71

EIGHTH AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CMGI @VENTURES IV, LLC

THIS EIGHTH AMENDMENT, dated as of the 14th day of May, 2004, to the Amended and Restated Limited Liability Company Agreement dated as of July 27, 2001 (as amended to date, the “Agreement”), of CMGI @Ventures IV, LLC, a Delaware limited liability company (the “LLC”), is by and among the person named as Class A Member on Schedule A to the Agreement and a Majority in Number of the persons named as Class B Members on Schedule A to the Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby amend the Agreement as follows:

1. Amendment to Section 4.01(b)(i). Section 4.01(b)(i) is hereby amended to read in its entirety as follows:

“(i) First, to the Applicable Profit Members (as hereinafter defined), as a group, the LLC shall pay a fee (the “Bonus Incentive Fee”) in an amount equal to the Incentive Percentage (determined immediately prior to the proposed distribution in accordance with Exhibit 1 to this Agreement) multiplied by the lower of (A) the amount of the Net Investment Receipts generated by the portion of the Investment then being distributed reduced by the Unreimbursed Acquisition Expense with respect to such portion of the Investment and (B) the aggregate purchase price paid by the LLC for the portion of the Investment generating the Net Investment Receipts then being distributed. The Bonus Incentive Fee shall not be payable in respect of any distribution in respect of the LLC’s investment in Half.com or AnswerLogic. The Bonus Incentive Fee shall be subject to reduction in the manner described under clause (iii) below. The Bonus Incentive Fee shall be allocated among the Applicable Profit Members, in proportion to the respective Investment Percentage Interests of the Applicable Profit Members in the Investment generating the particular Net Investment Receipts being distributed, as of the date on which the Bonus Incentive Fee is paid (unless all Applicable Profit Members otherwise unanimously agree). Payment of the Bonus Incentive Fee shall not be subject to the vesting and forfeiture provisions of Sections 3.04 and/or 4.02, but shall be subject to appropriate income and self-employment tax withholding obligations. As used herein, the “Applicable Profit Members” means those persons who are Profit Members as of the date of this Amended and Restated Agreement (July 27, 2001), exclusive of (aa) Charles Finnie and (bb) any of such persons who is a Former Profit Member as of July 27, 2001, provided that,

(xx) if an Event of Forfeiture occurs between July 27,2001 and July 31, 2005 with respect to any Profit Member, such Profit Member shall not be an Applicable Profit Member unless, pursuant to the Retention Agreement, if any, of such Profit Member, such Profit Member’s Vested Percentage is increased to 100% in connection with such Event of Forfeiture, and

(yy) all persons who were Profit Members on July 31, 2005 (regardless of whether an Event of Forfeiture thereafter occurs) shall be Applicable Profit Members.”

2. No Other Amendments. In all other respects, the Agreement is hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CLASS A MEMBER:

CMGI @VENTURES CAPITAL CORP.

By	/s/ Thomas Oberdorf

Name	Thomas Oberdorf
Title	Chief Financial Officer & Treasurer

CLASS B MEMBERS (to be signed by a Majority in Number hereof):

/s/ Peter H. Mills
Peter H. Mills

David J. Nerrow, Jr.

/s/ Marc Poirier
Marc Poirier